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Pricing Supplement No. 4                                          Rule 424(b)(2)
(To Prospectus dated October 13, 1998                 Registration No. 333-65347
and Prospectus Supplement dated
April 15, 1999)

Dated:  August 3, 1999

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                            DAYTON HUDSON CORPORATION
                           MEDIUM-TERM NOTES, SERIES I
                               FLOATING RATE NOTES



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Principal Amount:  $60,000,000                                           Spread:  +8 basis points


Issue Price (Dollar Amount and Percentage of Principal)
    Amount:  $60,000,000 / 100%                                          Agent:  Goldman, Sachs & Co..


Original Issue Date:  August 6, 1999                                     Agent's Commission/Discount:  0.250%



Stated Maturity Date:  September 17, 2001



Base Rate:  LIBOR Telerate


Index Currency:  U.S. dollars


Initial Interest Rate: 5.31759% (Initial Interest Rate is based on a linear interpolation of one month and two month LIBOR)


Regular Record Dates:  Fifteenth calendar day prior to Interest Payment
   Date


Interest Payment Dates: Each March 15, June 15, September 15 and December 15 other than September 15, 2001 (interest payable on September 15, 2001 will be paid on the Stated Maturity Date)


Interest Reset Dates:  Each March 15, June 15, September 15 and
December 15 other than September 15, 2001


Interest Reset Period:  Quarterly

Initial Interest Reset Date:  September 15, 1999

Index Maturity:  3 months

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